EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) for the registration of 623,526 shares of its common stock and to the incorporation by reference therein of our report dated June 23, 2004, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended April 30, 2004, filed with the Securities and Exchange Commission.

Chicago, Illinois

March 31, 2005